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                            LIBERTY MEDIA CORPORATION
                               2001 INCENTIVE PLAN
               (AS AMENDED AND RESTATED EFFECTIVE AUGUST 10, 2001)

                      NON-QUALIFIED STOCK OPTION AGREEMENT


                  THIS NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made as of _______________, 2001 (the "Effective Date"), by and between LIBERTY MEDIA CORPORATION, a Delaware corporation (the "Company"), and the individual whose name, address and social security number appear on the signature page hereto (the "Grantee").

                  Pursuant to the Amended and Restated AT&T Corp. Liberty Media Group 2000 Incentive Plan (the "Original Plan") adopted by the Company as of December 6, 2000, the Grantee was provided an award of Free-Standing SARs (as defined in the Original Plan), which award is governed by the terms of a Stock Appreciation Rights Agreement (With Contingent Options) (the "Original Agreement") dated as of February 28, 2001 between the Company and the Grantee. The Original Agreement provided that, upon the occurrence of a Liberty Spin-Off (as defined in the Original Agreement), (i) the Company would assume the Original Plan with appropriate amendments and modifications to reflect the Liberty Spin-Off, and (ii) the Company and the Grantee would execute and deliver this Agreement pursuant such assumed plan. The Company has adopted and approved the Liberty Media Corporation 2000 Incentive Plan (As Amended and Restated August 10, 2001 (the "Plan"), a copy of which is attached to this Agreement as Exhibit A and by this reference made a part hereof, for the benefit of eligible employees of the Company and its Subsidiaries. Capitalized terms used and not otherwise defined herein will have the meaning given thereto in the Plan.

                  The Company and the Grantee therefore agree as follows:

         1. DEFINITIONS. The following terms, when used in this Agreement, have the following meanings:

                  "Base Price" means, except as provided in Section 12 below, $15.35.

                  "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.

                  "Close of Business" means, on any day, 5:00 p.m., Denver, Colorado time.

                  "Committee" has the meaning specified in the recitals to this Agreement.
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                  "Company" has the meaning specified in the recitals to this
                  Agreement.

                  "Effective Date" has the meaning specified in the preamble hereto.

                  "Grantee" has the meaning specified in the preamble to this Agreement.

                  "LMCA" has the meaning specified in Section 12 of this Agreement.

                  "LMCA Option" has the meaning specified in Section 12 of this Agreement.

                  "LMCB" has the meaning specified in Section 2 of this Agreement.

                  "LMCB Options" has the meaning specified in Section 2 of this Agreement.

                  "Option Shares" has the meaning specified in Section 4(a) of this Agreement.

                  "Required Withholding Amount" has the meaning specified in
                  Section 5 of this Agreement.

                  "Term" has the meaning specified in Section 2 of this Agreement.

         2. GRANT OF OPTIONS. Subject to the terms and conditions herein, pursuant to the Plan, the Company grants to the Grantee options to purchase from the Company, exercisable during the period commencing on the Effective Date and expiring at Close of Business on February 28, 2011 (the "Term"), subject to earlier termination as provided in Section 7 below, at the Base Price, the number of shares of Liberty Media Corporation Class B Common Stock ("LMCB") set forth on the signature page hereto. The Options granted hereunder are "Nonqualified Stock Options" and are hereinafter referred to as the "LMCB Options." The Base Price and LMCB Options are subject to adjustment pursuant to
Section 10 below. No fractional shares of LMCB will be issuable upon exercise of an LMCB Option, and the Grantor will receive, in lieu of any fractional share of LMCB that the Grantee otherwise would receive upon such exercise, cash equal to the fraction representing such fractional share multiplied by the Fair Market Value of one share of LMCB as of the date on which such exercise is considered to occur pursuant to Section 4 below.

         3. CONDITIONS OF EXERCISE. Unless otherwise determined by the Committee in its sole discretion, the LMCB Options will be exercisable only in accordance with the conditions stated in this Section 3.

                  (a) Except as otherwise provided in Section 10.1(b) of the Plan or in the last sentence of this Section 3(a), the LMCB Options will not be exercisable until February 28, 2002 and may be exercised thereafter only to the extent they have become exercisable in accordance with the following schedule:




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
                                                                           Percentage of LMCB
                                 Date                                 Options Becoming Exercisable
                                 ----                                 ----------------------------
                           February 28, 2002                                     30.0%

                           February 28, 2003                                     17.5%

                           February 28, 2004                                     17.5%

                           February 28, 2005                                     17.5%

                           February 28, 2006                                     17.5%
                                                                                 ----

                                    Total                                       100.0%

                  Notwithstanding the foregoing, all LMCB Options will become exercisable on the date of the Grantee's termination of employment if (i) the Grantee's employment with the Company and its Subsidiaries terminates by reason of Disability or
                  (ii) the Grantee dies while employed by the Company or a Subsidiary.

                  (b) To the extent the LMCB Options become exercisable, such LMCB Options may be exercised in whole or in part (at any time or from time to time, except as otherwise provided herein) until expiration of the Term or earlier termination thereof.

                  (c) The Grantee acknowledges and agrees that the Committee, in its discretion and as contemplated by Section 3.3 of the Plan, may adopt rules and regulations from time to time after the date hereof with respect to the exercise of the LMCB Options and that the exercise by the Grantee of LMCB Options will be subject to the further condition that such exercise is made in accordance with all such rules and regulations as the Committee may determine are applicable thereto.

         4. MANNER OF EXERCISE. LMCB Options will be considered exercised (as to the number of LMCB Options specified in the notice referred to in Section 4(a) below) on the latest of (i) the date of exercise designated in the written notice referred to in Section 4(a) below, (ii) if the date so designated is not a Business Day, the first Business Day following such date or (iii) the earliest Business Day by which the Company has received all of the following:

                  (a) Written notice, in such form as the Committee may require, containing such representations and warranties as the Committee may require and designating, among other things, the date of exercise and the number of shares of LMCB ("Option Shares") to be purchased;


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                  (b) Payment of the Base Price for each Option Share to be
                  purchased in any (or a combination) of the following forms:
                  (A) cash, (B) check or (C) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to LMC the amount of sale or loan proceeds required to pay the purchase price (and, if applicable the Required Withholding Amount, as described in
                  Section 6 below); and

                  (c) Any other documentation that the Committee may reasonably require.

         5. MANDATORY WITHHOLDING FOR TAXES. The Grantee acknowledges and agrees that the Company will deduct from the shares of LMCB otherwise payable or deliverable upon exercise of any LMCB Options that number of shares of LMCB (valued at their Fair Market Value) that is equal to the amount of all federal, state and local taxes required to be withheld by the Company upon such exercise, as determined by the Committee (the "Required Withholding Amount"). If the Grantee elects to make payment of the Base Price by delivery of irrevocable instructions to a broker to deliver promptly to LMC the amount of sale or loan proceeds required to pay the purchase price, such instructions may also include instructions to deliver the Required Withholding Amount to LMC. In such case, LMC will notify the broker promptly of the Liberty Committee's determination of the Required Withholding Amount.

         6. PAYMENT OR DELIVERY BY THE COMPANY. As soon as practicable after receipt of all items referred to in Section 4, and subject to the withholding referred to in Section 5, the Company will deliver or cause to be delivered to the Grantee certificates issued in the Grantee's name for the number of shares of LMCB purchased by exercise of LMCB Options, and (ii) any cash payment to which the Grantee is entitled in lieu of a fractional share of LMCB, as provided in Section 2 above. Any delivery of shares of LMCB will be deemed effected for all purposes when certificates representing such shares have been delivered personally to the Grantee or, if delivery is by mail, when the stock transfer agent of the Company has deposited the certificates in the United States mail, addressed to the Grantee, and any cash payment will be deemed effected when a check from the Company, payable to the Grantee and in the amount equal to the amount of the cash payment, has been delivered personally to the Grantee or deposited in the United States mail, addressed to the Grantee.

         7. EARLY TERMINATION OF LMCB OPTIONS. Unless otherwise determined by the Committee in its sole discretion, the LMCB Options will terminate, prior to the expiration of the Term, at the time specified below:

                  (a) Subject to Section 7(b), if the Grantee's employment with the Company and its Subsidiaries terminates other than (i) by the Company or a Subsidiary for cause or (ii) by reason of death or Disability, then the LMCB Options will terminate at the Close of Business on the first Business Day following the expiration of the 90-day period which began on the date of termination of the Grantee's employment. For




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                  purposes of this Section 7, "cause" will have the meaning
                  specified in Section 10.2(b) of the Plan.

                  (b) If the Grantee dies while employed by the Company or a Subsidiary, or prior to the expiration of a period of time following termination of the Grantee's employment during which the LMCB Options remain exercisable as provided in Section 7(a) or Section 7(c), as applicable, the LMCB Options will terminate at the Close of Business on the first Business Day following the expiration of the one-year period which began on the date of the Grantee's death.

                  (c) Subject to Section 7(b), if the Grantee's employment with the Company and its Subsidiaries terminates by reason of Disability, then the LMCB Options will terminate at the Close of Business on the first Business Day following the expiration of the one-year period which began on the date of termination of the Grantee's employment.

                  (d) If the Grantee's employment with the Company and its Subsidiaries is terminated by the Company for "cause" (as defined in Section 10.2(b) of the Plan), then the LMCB Options will terminate immediately upon such termination of the Grantee's employment.

                  In any event in which LMCB Options remain exercisable for a period of time following the date of termination of the Grantee's employment as provided above, the LMCB Options may be exercised during such period of time only to the extent the same were exercisable as provided in Section 3 above on such date of termination of the Grantee's employment. A change of employment is not a termination of employment within the meaning of this Section 7 provided that, after giving effect to such change, the Grantee continues to be an employee of the Company or any Subsidiary of the Company. Notwithstanding any period of time referenced in this Section 7 or any other provision of this Section 7 that may be construed to the contrary, the LMCB Options will in any event terminate upon the expiration of the Term.

         8. NONTRANSFERABILITY OF LMCB OPTIONS. During the Grantee's lifetime, LMCB Options are not transferable (voluntarily or involuntarily) other than pursuant to a Domestic Relations Order and, except as otherwise required pursuant to a Domestic Relations Order, are exercisable only by the Grantee or the Grantee's court appointed legal representative. The Grantee may designate a beneficiary or beneficiaries to whom the LMCB Options will pass upon the Grantee's death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on the form annexed hereto as Exhibit B or such other form as may be prescribed by the Committee, provided that no such designation will be effective unless so filed prior to the death of the Grantee. If no such designation is made or if the




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designated beneficiary does not survive the Grantee's death, the LMCB Options will pass by will or the laws of descent and distribution. Following the Grantee's death, the LMCB Options, if otherwise exercisable, may be exercised by the person to whom such option or right passes according to the foregoing and such person will be deemed the Grantee for purposes of any applicable provisions of this Agreement.

         9. NO STOCKHOLDER RIGHTS. Prior to the exercise of LMCB Options in accordance with the terms and conditions set forth in this Agreement, the Grantee will not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of LMCB, nor will the existence of this Agreement affect in any way the right or power of the Company or any stockholder of the Company to accomplish any corporate act, including, without limitation, the acts referred to in Section 10.16 of the Plan.

         10. ADJUSTMENTS. If the outstanding shares of LMCB are subdivided into a greater number of shares (by stock dividend, stock split, reclassification or otherwise) or are combined into a smaller number of shares (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up-spin-off, combination, exchange of shares, warrants or rights offering to purchase any shares of LMCB, or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, which shall be governed by Section 10.1(b) of the Plan) affects shares of LMCB such that an adjustment is required to preserve the benefits or potential benefits intended to be made available under this Agreement, then the LMCB Options will be subject to adjustment (including, without limitation, as to the number of LMCB Options and the Base Price per share of such LMCB Options) in the sole discretion of the Committee and in such manner as the Committee may deem equitable and appropriate in connection with the occurrence of any of the events described in this Section 10 following the Effective Date.

         11. RESTRICTIONS IMPOSED BY LAW. Without limiting the generality of
Section 10.8 of the Plan, the Grantee will not exercise the LMCB Options, and the Company will not be obligated to make any cash payment or issue or cause to be issued any shares of LMCB, if counsel to the Company determines that such exercise, payment or issuance would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of LMCB are listed or quoted. The Company will in no event be obligated to take any affirmative action in order to cause the exercise of the LMCB Options or the resulting payment of cash or issuance of shares of LMCB to comply with any such law, rule, regulation or agreement.

         12. ELECTION TO CONVERT LMCB OPTIONS TO LMCA OPTIONS. At any time during the Term, the Grantee may elect to convert all or any portion of the Grantee's unexercised LMCB Options to Options with respect to shares of Liberty Media Corporation Class A Common Stock ("LMCA") (each LMCB Option so converted, an "LMCA Option"). As to any LMCB Options so converted, (i) the provisions of this Agreement will continue to apply, with the terms "LMCA




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Option" and "LMCA," respectively, substituted for the terms "LMCB Option" and
"LMCB" in each place that such terms appear and (ii) the Base Price for any such LMCA Option will be $14.70 (subject to any adjustment under Section 10).

         13. NOTICE. Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement will be in writing and will be delivered personally or sent by United States first class mail, postage prepaid and addressed as follows:

                                    Liberty Media Corporation
                                    12300 Liberty Boulevard
                                    Englewood, Colorado 80112
                                    Attn:  Charles Y. Tanabe, Esq.

Any notice or other communication to the Grantee with respect to this Agreement will be in writing and will be delivered personally, or will be sent by United States first class mail, postage prepaid, to the Grantee's address as listed in the records of the Company on the Effective Date, unless the Company has received written notification from the Grantee of a change of address.

         14. AMENDMENT. Notwithstanding any other provision hereof, this Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated in Section 10.7(b) of the Plan. Without limiting the generality of the foregoing, without the consent of the Grantee,

                  (a) this Agreement may be amended or supplemented from time to time as approved by the Committee (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or
                  (ii) to add to the covenants and agreements of the Company for the benefit of the Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Company's or the Company's stockholders and, provided, in each case, that such changes or corrections will not adversely affect the rights of the Grantee with respect to the Award evidenced hereby, or
                  (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

                  (b) subject to any required action by the Board or the stockholders of the Company, the LMCB Options granted under this Agreement may be canceled by the Company and a new Award made in substitution therefor, provided that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new




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                  Award is made and no such action will adversely affect any
                  LMCB Options to the extent then exercisable.

         15. GRANTEE EMPLOYMENT. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, will confer or be construed to confer on the Grantee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any employing Subsidiary to terminate the Grantee's employment at any time, with or without cause, subject to the provisions of any employment agreement between the Grantee and the Company or any Subsidiary.

         16. NONALIENATION OF BENEFITS. Except as provided in Section 8 of this Agreement, (i) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (ii) no right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.

         17. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Colorado. Each party irrevocably submits to the general jurisdiction of the state and federal courts located in the State of Colorado in any action to interpret or enforce this Agreement and irrevocably waives any objection to jurisdiction that such party may have based on inconvenience of forum.

         18. CONSTRUCTION. References in this Agreement to "this Agreement" and the words "herein," "hereof," "hereunder" and similar terms include all Exhibits and Schedules appended hereto. The word "include" and all variations thereof are used in an illustrative sense and not in a limiting sense. All decisions of the Committee upon questions regarding this Agreement will be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control. The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

         19. DUPLICATE ORIGINALS. The Company and the Grantee may sign any number of copies of this Agreement. Each signed copy will be an original, but all of them together represent the same agreement.

         20. RULES BY COMMITTEE. The rights of the Grantee and the obligations of the Company hereunder will be subject to such reasonable rules and regulations as the Committee may adopt from time to time.

         21. ENTIRE AGREEMENT. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and the Grantee regarding the subject matter hereof. The Grantee and the Company hereby declare and represent that no promise




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or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between the Grantee and the Company regarding the Award. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

         22. GRANTEE ACCEPTANCE. The Grantee will signify acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company.

                            [Signature Page Follows]




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             SIGNATURE PAGE TO NON-QUALIFIED STOCK OPTION AGREEMENT
       DATED AUGUST 10, 2001 BETWEEN LIBERTY MEDIA CORPORATION AND GRANTEE


                                        LIBERTY MEDIA CORPORATION



                                        By:
                                              ----------------------------------

                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ACCEPTED:



                                        ----------------------------------------
                                        [John C. Malone, Address and Social
                                          Security Number]








         Number of shares of LMCB as to which Options are granted:
                                                                    ------------




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                                    EXHIBIT A
                                       TO
                      NON-QUALIFIED STOCK OPTION AGREEMENT



             [COPY OF LIBERTY MEDIA CORPORATION 2000 INCENTIVE PLAN]




                                       11
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                                    EXHIBIT B
                                       TO
                      NON-QUALIFIED STOCK OPTION AGREEMENT




                           DESIGNATION OF BENEFICIARY


         I, __________________________________ (the "Grantee"), hereby declare that upon my death ______________________________________ (the "Beneficiary") of
                              Name

_____________________________________________________________________________,
      Street Address              City               State          Zip Code

who is my _____________________________________________, will be entitled to the
               Relationship to Grantee

LMCB Options and all other rights accorded the Grantee by the above-referenced grant agreement (the "Agreement").

         It is understood that this Designation of Beneficiary is made pursuant to the Agreement and is subject to the conditions stated herein, including the Beneficiary's survival of the Grantee's death. If any such condition is not satisfied, such rights will devolve according to the Grantee's will or the laws of descent and distribution.

         It is further understood that all prior designations of beneficiary under the Agreement are hereby revoked and that this Designation of Beneficiary may only be revoked in writing, signed by the Grantee, and filed with the Company prior to the Grantee's death.



_______________________________         ________________________________________
           Date                             Grantee




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